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                        WILLIS LEASE FINANCE CORPORATION
                                AND SUBSIDIARIES

Exhibit 11.1
Computation of Earnings

                       Computation of Earnings Per Share

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                                                Three Months Ended September 30        Nine Months Ended September 30
                                             ------------------------------------    ------------------------------------
                                                   2000              1999                   2000             1999
                                             ----------------  ------------------    ----------------- ------------------
                                             (in thousands, except per share data)   (in thousands, except per share data)

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Net income/(loss)
Basic
     Earnings:
          Net income/(loss)                            $2,071             ($4,384)             $5,607             $1,190
                                             ----------------  ------------------    ----------------- ------------------
     Shares:
          Average common shares outstanding             7,403               7,394               7,401              7,377
                                             ----------------  ------------------    ----------------- ------------------
Basic earnings/(loss) per common share                  $0.28              ($0.59)              $0.76              $0.16
                                             ----------------  ------------------    ----------------- ------------------
Assuming Full Dilution
     Earnings:
          Net income/(loss)                            $2,071             ($4,384)             $5,607             $1,190
                                             ----------------  ------------------    ----------------- ------------------
     Shares:
          Diluted average common shares
          outstanding                                   7,496               7,448               7,489              7,447
                                             ----------------  ------------------    ----------------- ------------------
Earnings/(loss) per common share assuming
full dilution                                           $0.28              ($0.59)              $0.75              $0.16
                                             ----------------  ------------------    ----------------- ------------------
Supplemental information:
Difference between average common shares
outstanding to calculate basic and
assuming full dilution is due to options
outstanding under the 1996 Stock
Options/Stock Issuance Plan and warrants
issued in conjunction with the initial
public offering

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